Exhibit 99.1
April 9, 2020
Re: Tender offer by a third party for KBS Real Estate Investment Trust II, Inc. shares
Dear KBS REIT II Stockholder:
You may soon receive, or have already received, correspondence from MacKenzie Northstar Fund 3, LP, MPF Badger Acquisition Co. 4, LLC, MPF Blue Ridge Fund I, LLC, MacKenzie Blue Ridge Fund III, LP and SCM Special Fund 3, LP (collectively, the “Bidder”) regarding a tender offer to purchase your shares of KBS Real Estate Investment Trust II, Inc. (the “Company” or “we”). The Bidder has informed us that its offer price will be $0.75 per share. We believe that the remaining estimated net proceeds per share from the Company’s liquidation to be received by the Company’s stockholders is substantially higher than the Bidder’s offer price per share and recommend against selling your shares at the Bidder’s offer price. Further, we believe the Bidder’s offer price represents an opportunistic attempt by the Bidder to make a profit off your shares at a time of significant economic uncertainty by purchasing them at a deeply discounted price.
To decline the Bidder’s tender offer, simply ignore it. You do not need to respond to anything.
In arriving at our recommendation against selling your shares to the Bidder, we considered the following:
•On March 5, 2020, our stockholders approved the Plan of Complete Liquidation and Dissolution of the Company (the “Plan of Liquidation”). As further explained in our definitive proxy statement on Schedule 14A, filed with the SEC on December 9, 2019 (the “Proxy Statement”), the principal purpose of the Plan of Liquidation is to provide liquidity to our stockholders by selling our assets, paying our debts and distributing the net proceeds from liquidation to our stockholders.1
•Pursuant to the Plan of Liquidation, on March 5, 2020, our board of directors authorized an initial liquidating distribution in the amount of $0.75 per share of common stock to our stockholders of record as of the close of business on March 5, 2020. We paid the initial liquidating distribution on March 10, 2020.
•On March 5, 2020, our board of directors approved an updated estimated value per share of our common stock of $2.87, effective March 5, 2020 (the “March 2020 Estimated Value Per Share”) to reflect the impact of the payment of the initial liquidating distribution. The March 2020 Estimated Value Per Share is equal to the midpoint of the estimated range of liquidating distributions of $3.40 and $3.83 per share of $3.615, reduced by the initial liquidating distribution of $0.75 per share of common stock. Thus, the March 2020 Estimated Value Per Share reflects the resulting reduction of the stockholders’ remaining investment in the company as a result of the initial liquidating distribution. As disclosed in the Proxy Statement, our range of estimated net proceeds from liquidation of approximately $3.40 and $3.83 was based on the range in estimated value per share of our common stock of $3.55 to $3.99 approved by our board of directors on November 13, 2019, and reduced for (i) expected disposition costs and fees related to dispositions of real estate, and (ii) estimated corporate and other liquidation and dissolution costs not covered from our cash flow from operations. The November 13, 2019 valuations were based on the estimated value of our assets less the estimated value of the our liabilities, or net asset value, divided by the number of shares outstanding, all as of September 30, 2019, except for certain items discussed in our Annual Report on Form 10-K filed with the SEC on March 6, 2020 (the “Annual Report”) for which estimated values were adjusted subsequent to September 30, 2019.2
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1) For a detailed description of the Plan of Liquidation, see the Company’s Proxy Statement.
2) For more information about the calculation of the estimated range in net proceeds from liquidation, see the Proxy Statement and our Annual Report. Both the Proxy Statement and Annual Report are available to the public for free on the SEC’s website, www.sec.gov, and stockholders are urged to read both documents.

800 Newport Center Drive, Suite 700, Newport Beach, CA 92660 | Tel 949.417.6500

•There are many factors that may affect the amount of liquidating distributions the Company will ultimately pay to its stockholders. We expect to pay multiple liquidating distribution payments to our stockholders during the liquidation process, and we expect to complete the liquidation process within 24 months after stockholder approval of the Plan of Liquidation. However, liquidating distributions may be paid later than we predict. Our March 2020 Estimated Value Per Share and estimated range in net proceeds from liquidation are based on the range in estimated value per share of our common stock approved by our board of directors on November 13, 2019, adjusted for the initial liquidating distribution and estimated costs and fees we would incur during the implementation of the Plan of Liquidation. The value of our shares will fluctuate over time in response to developments related to individual assets in our portfolio and the management of those assets, in response to the real estate and finance markets, based on the amount of net proceeds we receive from the disposition of our remaining assets and due to other factors. In particular, the outbreak of COVID-19, together with the resulting restrictions on travel and quarantines imposed, has had a negative impact on the economy and business activity globally. The extent to which our business may be affected by COVID-19 will largely depend on future developments with respect to the continued spread and treatment of the virus, which we cannot accurately predict. Additionally, as of December 31, 2019 and excluding properties sold since that date, tenants in the mining and oil and gas extraction industry represented approximately 19% of our base rent. Tenants in this sector have been adversely impacted by the reduced demand for oil as a result of the slowdown in economic activity resulting from the pandemic spread of COVID-19 and by production and price competition among key oil producing countries. It appears reasonably likely in the near term that many of our tenants will suffer reductions in revenue and, depending upon the duration of quarantines and the corresponding economic slowdown, some of our tenants will seek rent deferrals or become unable to pay their rent. In the last month, a few tenants have requested such deferrals. If tenants default on their rent and vacate, the ability to re-lease this space is likely to be more difficult if the economic slowdown continues and we would not likely be able to sell our remaining real estate properties at the times and at the prices we expected. Any long-term impact of this situation, even after an economic rebound, remains unclear. These risks are not priced into our March 2020 Estimated Value Per Share or our range of estimated net proceeds from liquidation. Given the uncertainty and current business disruptions as a result of the outbreak of COVID-19, our implementation of the Plan of Liquidation may be materially and adversely impacted and this may have a material effect on the ultimate amount and timing of liquidating distributions received by stockholders. Based on the remaining properties in our real estate portfolio, every 1% change in the real estate value would result in an increase or decrease to the March 2020 Estimated Value Per Share of approximately $0.04, assuming all other factors remain unchanged.
•In connection with the approval of the Plan of Liquidation by our board of directors, our board of directors determined to cease paying regular monthly distributions. Going forward we expect to satisfy the REIT distribution requirements through the payment of liquidating distributions. Every payment of distributions will be subject to the availability of cash and the discretion of the board of directors.
We believe that the Bidder’s offer is meant to take advantage of the illiquidity of our shares by buying your shares at a price significantly below their fair value in order to make a significant profit. Thus, if you tender your shares, the Bidder will deprive you of the potential opportunity to realize the full value of the shares.
Please be aware that the Bidder is in no way affiliated with the Company, our external advisor, KBS Capital Advisors LLC (the “Advisor”), or KBS Capital Markets Group LLC. Also, please note that the Bidder does not have a copy of our stockholder list. The Bidder’s mailing will be conducted by a third party, which has agreed to keep the list of our stockholders confidential.
During our liquidation, we expect that firms that conduct mini-tender offers will increase their activity and that these bidders will conduct several mini-tenders during the next several months at pricing substantially below the value of your shares. The Company will respond and state its position to each of these mini-tender offers. In order to avoid the costs of additional mailings, we will post our response to this mini-tender offer, any updates or changes in our response to this mini-tender offer and our responses to future mini-tender offers at www.kbs-cmg.com, under the KBS Real Estate Investment Trust II, Inc. “Investor Information” section. Such updates or responses will also be filed with the SEC on a Current Report on Form 8-K. If you have any questions related to these or future mini-tender offers, consult with your financial advisor or contact KBS Capital Markets Group LLC at (866) 527-4264.
We urge you to exercise caution with respect to this and other mini-tender offers. Mini-tender offers are offers to purchase less than 5% of a company’s outstanding shares. The SEC has cautioned investors about offers of this nature. Additional information about mini-tender offers is available on the SEC’s website at www.sec.gov/investor/pubs/minitend.htm.

We thank you for your investment in the Company.
Sincerely,
Charles J. Schreiber, Jr.
Chairman of the Board, Chief Executive Officer,
President and Director

Cautionary Note Regarding Forward-Looking Statements
The foregoing includes forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Such statements are subject to known and unknown risks and uncertainties which could cause actual results to differ materially from those contemplated by such forward-looking statements. The Company makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements. These statements are based on a number of assumptions involving the judgment of management.
On November 13, 2019, in connection with a review of potential strategic alternatives available to us, the Special Committee and our board of directors unanimously approved the sale of all of our assets and our dissolution pursuant to the terms of the Plan of Liquidation. The principal purpose of the Plan of Liquidation is to provide liquidity to our stockholders by selling our assets, paying our debts and distributing the net proceeds from liquidation to our stockholders. On March 5, 2020, our stockholders approved the Plan of Liquidation.
With respect to the estimated value per share, the appraisal methodology used for the Company’s properties that were appraised as part of the valuation process (the “Appraised Properties”) assumes the Appraised Properties realize the projected net operating income and expected exit cap rates and that investors would be willing to invest in such properties at yields equal to the expected discount rates. Though the appraisals of the Appraised Properties, with respect to CBRE, and the valuation estimates used in calculating the estimated value per share, with respect to the Company and the Advisor, are the respective party’s best estimates as of September 30, 2019 or November 13, 2019, as applicable, the Company can give no assurance in this regard. Even small changes to these assumptions could result in significant differences in the appraised values of the Appraised Properties, the estimated value per share and the estimated net proceeds from liquidation.
Actual events may cause the value and returns on the Company’s investments to be less than that used for purposes of the Company’s estimated value per share and estimated net proceeds from liquidation. Our March 2020 Estimated Value Per Share and estimated range in net proceeds from liquidation are based on the range in estimated value per share of our common stock approved by our board of directors on November 13, 2019, adjusted for the initial liquidating distribution and estimated costs and fees we would incur during the implementation of the Plan of Liquidation. There are many factors that may affect the amount of liquidating distributions the Company will ultimately pay to its stockholders. If the Company underestimated its existing obligations and liabilities or the amount of taxes, transaction fees and expenses relating to the liquidation and dissolution or if unanticipated or contingent liabilities arise, the amount of liquidating distributions ultimately paid to the Company’s stockholders could be less than estimated. Moreover, the value of our shares will fluctuate over time in response to developments related to individual assets in our portfolio and the management of those assets, in response to the real estate and finance markets, based on the amount of net proceeds we receive from the disposition of our remaining assets and due to other factors. In particular, the outbreak of COVID-19, together with the resulting restrictions on travel and quarantines imposed, has had a negative impact on the economy and business activity globally. The extent to which our business may be affected by COVID-19 will largely depend on future developments with respect to the continued spread and treatment of the virus, which we cannot accurately predict. Additionally, as of December 31, 2019 and excluding properties sold since that date, tenants in the mining and oil and gas extraction industry represented approximately 19% of our base rent. Tenants in this sector have been adversely impacted by the reduced demand for oil as a result of the slowdown in economic activity resulting from the pandemic spread of COVID-19 and by production and price competition among key oil producing countries. It appears reasonably likely in the near term that many of our tenants will suffer reductions in revenue and, depending upon the duration of quarantines and the corresponding economic slowdown, some of our tenants will seek rent deferrals or become unable to pay their rent. In the last month, a few tenants have requested such deferrals. If tenants default on their rent and vacate, the ability to re-lease this space is likely to be more difficult if the economic slowdown continues and we would not likely be able to sell our remaining real estate properties at the times and at the prices we expected. Any long-term impact of this situation, even after an economic rebound, remains unclear. These risks are not priced into our March 2020 Estimated Value Per Share or our range of estimated net proceeds from liquidation. Given the uncertainty and current business disruptions as a result of the outbreak of COVID-19, our implementation of the Plan of Liquidation may be materially and adversely impacted and this may have a material effect on the ultimate amount and timing of liquidating distributions received by stockholders. The forward-looking statements also depend on factors such as: future economic, competitive and market conditions; the Company’s ability to maintain and/or improve occupancy levels and rental rates at its real estate properties; the Company’s ability to sell its real estate properties at the times and at the prices it expects; the Company’s ability to successfully negotiate modifications, extensions or any needed refinancings of its debt obligations; and other risks identified in the Company’s Annual Report. No assurance can be given as to the amount or timing of liquidating distributions the Company will ultimately pay to its stockholders.

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